Exhibit 99.1

Footnotes to Form 4
(1)
The shares of common stock were sold pursuant to the underwriters’ exercise of their over-allotment option in connection with a public offering of the common stock of the Issuer pursuant to the prospectus dated September 14, 2022, and accompanying registration statement on Form S-1 (File No. 333-267384). The shares were sold at a price per share equal to the public offering price, net of underwriting discounts and commissions.

(2)
Represents shares of common stock sold by the following entities: (i) 40,454 shares of common stock sold by Advent International GPE VIII Limited Partnership; (ii) 43,909 shares of common stock sold by Advent International GPE VIII-B-1 Limited Partnership; (iii) 32,740 shares of common stock sold by Advent International GPE VIII-B-2 Limited Partnership; (iv) 51,123 shares of common stock sold by Advent International GPE VIII-B-3 Limited Partnership; (v) 123,390 shares of common stock sold by Advent International GPE VIII-B Limited Partnership; (vi) 20,153 shares of common stock sold by Advent International GPE VIII-C Limited Partnership; (vii) 17,236 shares of common stock sold by Advent International GPE VIII-D Limited Partnership; (viii) 5,108 shares of common stock sold by Advent International GPE VIII-F Limited Partnership; (ix) 45,251 shares of common stock sold by Advent International GPE VIII-H Limited Partnership; (x) 42,078 shares of common stock sold by Advent International GPE VIII-I Limited Partnership; (xi) 41,350 shares of common stock sold by Advent International GPE VIII-J Limited Partnership (the funds set forth in the foregoing clauses (i)-(xi), the “Advent VIII Luxembourg Funds”); (xii) 94,891 shares of common stock sold by Advent International GPE VIII-A Limited Partnership; (xiii) 19,195 shares of common stock sold by Advent International GPE VIII-E Limited Partnership; (xiv) 32,556 shares of common stock sold by Advent International GPE VIII-G Limited Partnership; (xv) 19,402 shares of common stock sold by Advent International GPE VIII-K Limited Partnership; (xvi) 17,633 shares of common stock sold by Advent International GPE VIII-L Limited Partnership (the funds set forth in the foregoing clauses (xii)-(xvi), the “Advent VIII Cayman Funds”); (xvii) 1,493 shares of common stock sold by Advent Partners GPE VIII Limited Partnership; (xviii) 9,306 shares of common stock sold by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 1,794 shares of common stock sold by Advent Partners GPE VIII-A Limited Partnership; (xx) 1,241 shares of common stock sold by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 14,697 shares of common stock sold by Advent Partners GPE VIII-B Cayman Limited Partnership (the funds set forth in the foregoing clauses (xvii)-(xxi), the “Advent VIII Partners Funds” and together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent VIII Funds”).

Exhibit 99.1
(3)
Following the reported transactions, Advent International Corporation (“Advent”) manages funds that collectively own 41,564,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,491,060 shares of common stock held by Advent International GPE VIII Limited Partnership; (ii) 2,703,830 shares of common stock held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 2,016,017 shares of common stock held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 3,148,034 shares of common stock held by Advent International GPE VIII-B-3 Limited Partnership; (v) 7,597,957 shares of common stock held by Advent International GPE VIII-B Limited Partnership; (vi) 1,241,000 shares of common stock held by Advent International GPE VIII-C Limited Partnership; (vii) 1,061,357 shares of common stock held by Advent International GPE VIII-D Limited Partnership; (viii) 314,520 shares of common stock held by Advent International GPE VIII-F Limited Partnership; (ix) 2,786,461 shares of common stock held by Advent International GPE VIII-H Limited Partnership; (x) 2,591,066 shares of common stock held by Advent International GPE VIII-I Limited Partnership; (xi) 2,546,259 shares of common stock held by Advent International GPE VIII-J Limited Partnership; (xii) 5,843,136 shares of common stock held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,181,978 shares of common stock held by Advent International GPE VIII-E Limited Partnership; (xiv) 2,004,711 shares of common stock held by Advent International GPE VIII-G Limited Partnership; (xv) 1,194,738 shares of common stock held by Advent International GPE VIII-K Limited Partnership; (xvi) 1,085,797 shares of common stock held by Advent International GPE VIII-L Limited Partnership; (xvii) 91,942 shares of common stock held by Advent Partners GPE VIII Limited Partnership; (xviii) 573,012 shares of common stock held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 110,480 shares of common stock held by Advent Partners GPE VIII-A Limited Partnership; (xx) 76,438 shares of common stock held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 904,991 shares of common stock held by Advent Partners GPE VIII-B Cayman Limited Partnership.

(4)
GPE VIII GP S.à.r.l. is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership is the general partner of the Advent VIII Cayman Funds. AP GPE VIII GP Limited Partnership is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of GPE VIII GP S.à.r.l. and the general partner of each of GPE VIII GP Limited Partnership and AP GPE VIII GP Limited Partnership. Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent VIII Funds.

(5)
The Reporting Person is a Principal of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.